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                                                                   Exhibit 10.31


                         COMMON STOCK PURCHASE AGREEMENT


         This Common Stock Purchase Agreement (this "Agreement") dated as of July 4, 1999 is entered into by and among Medscape, Inc., a Delaware corporation (the "Company"), and CBS Corporation, a Pennsylvania corporation (the "Purchaser").

         In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

         1. Sale of Securities. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company will sell and issue to the Purchaser, and the Purchaser will purchase from the Company, 7,397,208 shares of Class A Common Stock and 6,541,160 shares of Class B Common Stock (collectively, the "Shares"), which are calculated based on the Company's capitalization as set forth on Exhibit A hereto, for the aggregate purchase price of (x) $139,383.68 (the "Cash Purchase Price"), which shall be paid in cash at the Closing, and (y) $156,860,616.32 (the "Non-Cash Purchase Price"), which shall be paid through the provision by the Purchaser to the Company of advertising services in accordance with the Advertising and Promotion Agreement and provision to the Company of certain licenses and services in accordance with the Trademark and Content Agreement (as defined herein). The Cash Purchase Price and the Non-Cash Purchase Price are sometimes referred to herein together as, the "Purchase Price." Subject to the provisions of the Advertising and Promotion Agreement, the obligation of the Purchaser to pay the Non-Cash Purchase Price is a binding obligation of the Purchaser. The Purchase Price shall be allocated among the Shares.

         2.       The Closing.

                  2.1 The closing (the "Closing") of the sale and purchase of the Shares under this Agreement shall take place at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, New York, New York at 10:00 a.m. on the second business day after the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions hereby (other than the delivery of the closing certificates, opinions, Ancillary Documents (as defined in Section 3.1) and other instruments and documents referred to in Section 6), or at such other time, date and place as are mutually agreeable to the parties. The date of the Closing is hereinafter referred to as the "Closing Date."

                           (1)      At the Closing:

                                    (i)     the Company shall deliver to the
                                            Purchaser the various certificates,
                                            instruments and documents referred
                                            to in Section 6.2;

                                    (ii)    the Purchaser shall deliver to the
                                            Company the various certificates,
                                            instruments and documents referred
                                            to in Section 6.3; and

                                    (iii)   the Company shall deliver to the
                                            Purchaser a certificate for the
                                            Shares being purchased at the
                                            Closing by the Purchaser,
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                                            registered in the name of the
                                            Purchaser, against payment to the
                                            Company of the Cash Purchase Price,
                                            by wire transfer of immediately
                                            available funds to an account
                                            designated by the Company in writing
                                            to the Purchaser at least two days
                                            prior to the Closing.

         3. Representations of the Company. Except as disclosed by the Company in Exhibit A hereto, the Company hereby represents and warrants to the Purchaser that the statements contained in this Section 3 are true, complete and correct as of the date of this Agreement.

                  3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to conduct its business as presently conducted and as presently proposed to be conducted by it and to enter into and perform this Agreement and the other agreements executed in connection herewith (collectively, the "Ancillary Agreements") and to carry out the transactions contemplated by this Agreement and the Ancillary Agreements. The Company is duly qualified to do business as a foreign corporation in every other jurisdiction in which the failure so to qualify would have a material adverse effect on the business, assets or financial condition of the Company and its subsidiaries, taken as whole (a "Company Material Adverse Effect"). The Company has furnished to the Purchaser true and complete copies of its Certificate of Incorporation, as amended to date and presently in effect and By-Laws, as amended to date and presently in effect.

                  3.2 Capitalization. (a) The authorized capital stock of the Company consists of:

                                    (i) 42,500,000 shares of common stock, $0.01
par value per share (the "Common Stock"), of which (A) 27,500,000 shares have been designated Class A Common Stock and (B) 15,000,0000 shares have been designated Class B (NonVoting) Common Stock; and

                                    (ii) 4,956,643 shares of Preferred Stock,
$0.01 par value per share, of which (A) 788,200 shares have been designated Series A Preferred Stock, (B) 1,478,359 shares have been designated Series C Preferred Stock, (C) 932,401 shares have been designated Series C-1 Preferred Stock, and (D) 1,757,683 shares have been designated Series D Preferred Stock.

                  (b) As of the date hereof, (i) 1,079,000 shares of Class A Common Stock, (ii) 6,995,602.5 shares of Class B (NonVoting) Common Stock, (iii) 788,200 shares of Series A Preferred Stock, (iv) 1,478,359 shares of Series C Preferred Stock, (v) 932,401 shares of Series C-1 Preferred Stock and (vi) 1,757,683 shares of Series D Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Class A Common Stock, Class B (NonVoting) Common Stock, Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable state and federal securities laws. Except for (a) the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred

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Stock, (b) any rights provided for in this Agreement, and (c) 8,250,000 shares of Class B Common Stock reserved under the Company's stock plans, of which 4,832,417.5 shares are subject to outstanding options, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

                  3.3 Subsidiaries, Etc. The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise.

                  3.4 Securityholder Lists and Agreements. Included on Exhibit A is a true and complete list of the securityholders of the Company as of the date of this Agreement, showing the number of shares of Common Stock or other securities of the Company held by each securityholder as of the date of this Agreement and, in the case of options, warrants and other convertible securities, the exercise price thereof and the number and type of securities issuable thereunder. Except as provided in this Agreement, there are no agreements, written or oral, between the Company and any holder of its securities, relating to the acquisition (including without limitation rights of first refusal, anti-dilution or pre-emptive rights), disposition, registration under the Securities Act of 1933, as amended (the "Securities Act"), or voting of the capital stock of the Company.

                  3.5 Issuance of Shares. The issuance, sale and delivery of the Shares have been duly authorized by all necessary corporate action on the part of the Company. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable.

                  3.6 Authority for Agreement; No Conflict. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and the Ancillary Agreements, when executed at the Closing, will be duly executed and delivered by the Company and will constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and general equitable principles and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution of and performance of the transactions contemplated by this Agreement and the Ancillary Agreements and compliance with their respective provisions by the Company will not (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, (b) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to

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accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject and which are filed as an exhibit to the Company's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission, (c) result in the imposition of any Security Interest upon any assets of the Company or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets, other than any of the foregoing events listed in clause (b), (c) or (d) of this Section 3.6 that would not have a Company Material Adverse Effect. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law) other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, and (iv) statutory liens with respect to current taxes not yet due and payable.

                  3.7 Governmental Consents. Except as may be required by the Hart-Scott Rodino Antitrust Improvements Act (the "HSR Act"), no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a "Governmental Entity") is required on the part of the Company in connection with the execution and delivery by the Company of this Agreement or the Ancillary Agreements, the offer, issuance, sale and delivery of the Shares or the other transactions to be consummated at the Closing, as contemplated by this Agreement and the Ancillary Agreements, except such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable federal and state securities laws, and except any filings that, if not made as required, would not have a Company Material Adverse Effect. Based on the representations made by the Purchaser in
Section 4 of this Agreement, the offer and sale of the Shares to the Purchaser will be in compliance with applicable federal and state securities laws.

                  3.8 Litigation. There is no action, suit or legal proceeding, or governmental inquiry or investigation, pending against the Company. To the Company's knowledge, there is no action, suit or legal proceedings, or governmental inquiry or investigation, threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into this Agreement, or which would, individually or in the aggregate, have a Company Material Adverse Effect.

                  3.9 Financial Statements. The Company has furnished to the Purchaser a complete and correct copy of (1) the audited balance sheet of the Company at December 31, 1998 and the related statements of income and cash flows for the year then ended and (2) the unaudited balance sheet of the Company (the "Interim Balance Sheet") at March 31, 1999 (the "Balance Sheet Date") and the related statements of operations and cash flow for the three months then ended, (the financial statements referred to in clauses (1) and (2) are collectively referred to herein as the "Financial Statements"). The Financial Statements fairly present, in all material respects, the financial condition and results of operations of the Company, at the dates

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and for the periods indicated, and have been prepared in accordance with U.S.
generally accepted accounting principles ("GAAP") consistently applied, except that the Interim Balance Sheet is not in accordance with GAAP because of the absence of footnotes normally contained therein and is subject to normal year-end audit adjustments.

                  3.10 Undisclosed Liabilities. The Company has no liability (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be shown on a balance sheet which is material to the Company, except for
(i) liabilities shown on the Interim Balance Sheet, (ii) liabilities which have arisen since the Balance Sheet Date in the ordinary course of business and (iii) contractual liabilities incurred in the ordinary course of business.

                  3.11     Taxes.

                           (1)      For purposes of this Agreement:

                           "Tax" means (i) any tax, including without
limitation, any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding tax on amounts paid, payroll, employment, excise, severance, stamp, capital stock, occupation, property, environmental or windfall profit tax, premium, customs, duty or other tax, together with any interest, penalty, addition to tax or other additional amount, imposed by any Governmental Entity (domestic or foreign) responsible for the imposition of any such tax, (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of a party to this Agreement being a member of an affiliated, consolidated or combined group with any other corporation at any time on or prior to the date hereof and (iii) any liability of any person with respect to the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation of such person to indemnify any other person.

                           "Code" means the Internal Revenue Code of 1986, as
amended.

                           (2) The Company, and any affiliated group, within the
meaning of Section 1504 of the Code, of which the Company is or has been a member, has filed or caused to be filed in a timely manner (within any applicable extension periods) all material Tax returns, reports and forms required to be filed by the Code or by applicable state, local or foreign Tax laws. All Taxes shown to be due on such returns, reports and forms have been timely paid in full or will be timely paid in full by the due date thereof. No Tax Liens have been filed and no claims are being asserted in writing with respect to any Taxes.

                           (3) Neither the Company nor any of its affiliates has
made with respect to the Company, or any of its assets, any consent under
Section 341 of the Code. None of the Company Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code. None of the Company assets is a lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954.

                           (4) The Company is not a "foreign person" within the
meaning of Section 1445 of the Code.

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                  3.12     Proprietary Rights.

                           (1) The Company owns or has sufficient legal right to
use all patents, patent applications, trademarks, trademark applications, trade secrets, service marks, service mark applications, logos, trade names, domain names, corporate names, copyrights, inventions, drawings, designs, customer lists, computer software, and proprietary know-how or information that are currently used in the business or operations of the Company and that are material to the business or operations of the Company (collectively, the "Proprietary Rights").

                           (2) The Company has not received written notice of,
or been named in, any pending suit, action or legal proceedings with respect to any Proprietary Rights which involve a claim of infringement of any intellectual property rights of any third party. To the Company's knowledge, the operation of the Company's business as now conducted does not infringe any valid intellectual property rights of any third party.

                           (3) To the knowledge of the Company, the Proprietary
Rights are not being infringed by others.

                  3.13 Tangible Personal Property. The Company has good and valid title to or, in the case of leased properties or properties held under license, good and valid leasehold or license interests in, all of the material tangible personal property of the Company, including all such property reflected on the Interim Balance Sheet (other than property sold, consumed or otherwise disposed of in the ordinary course of business since the Balance Sheet Date), free and clear of all Security Interests, except for (i) liens for taxes not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings and, (ii) Security Interests not included in clause (i) above and relating to capitalized lease financing or indebtedness for borrowed money in an aggregate amount of less than $150,000. Such items of tangible personal property, taken as a whole (w) have been maintained in accordance with normal industry practice, (x) are in good operating condition and repair (normal wear and tear excepted), (y) are suitable for the purposes for which they are presently used and (z) are sufficient for the continued conduct of the business of the Company in substantially the same manner as the business of the Company is conducted as of the date of this Agreement, except where such failures to maintain, failures to be in good operating condition and repair, failures to be suitable and failures to be sufficient would not have a Company Material Adverse Effect.

                  3.14     Real Property Owned and Leased.

                           (1) The Company does not own any real property.

                           (2) Each material real property lease or sublease to
which the Company is party is a legal, valid and binding contract and is in full force and effect, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and general equitable principles and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. Neither the Company nor, to the knowledge of the Company, any other party to such lease or sublease is in breach or violation of, or default under, any such lease or sublease.

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                  3.15     Contracts.

                           (1) Exhibit A lists each of the following contracts
to which the Company is a party or is bound (the "Company Contracts"):

                                    (i)     an employment agreement with any
                                            employee whose annual base salary
                                            exceeds $150,000 or collective
                                            bargaining agreement;

                                    (ii)    a covenant not to compete;

                                    (iii)   a contract with (A) any shareholder
                                            of the Company, (B) any current or
                                            former executive officer or director
                                            of the Company or (c) current
                                            employee of the Company whose annual
                                            base salary exceeds $150,000;

                                    (iv)    a contract under which the Company
                                            has borrowed any money from, or
                                            issued any note, bond, debenture or
                                            other evidence of indebtedness to,
                                            any person or (B) any other note,
                                            bond, debenture or other evidence of
                                            indebtedness issued by the Company
                                            to any person;

                                    (v)     a contract (including any so-called
                                            take-or-pay or keepwell agreement)
                                            under which (A) any person has
                                            directly or indirectly guaranteed
                                            indebtedness of the Company or (B)
                                            the Company has directly or
                                            indirectly guaranteed indebtedness
                                            of any other person (in each case
                                            other than endorsements for the
                                            purpose of collection in the
                                            ordinary course of business);

                                    (vi)    a contract for the acquisition by
                                            the Company of any operating
                                            business or the capital stock of any
                                            other person;

                                    (vii)   any contract for the disposition of
                                            a material portion of the Company's
                                            assets (other than in the ordinary
                                            course of business);

                                    (viii)  a contract for any joint venture,
                                            partnership, limited liability
                                            company or similar arrangement;

                                    (ix)    a contract not made in the ordinary
                                            course of business, under which the
                                            consequence of a default or
                                            termination would reasonably be
                                            expected to have a Company Material
                                            Adverse Effect;

                                    (x)     a contract involving payments to be
                                            made by the Company after the date
                                            of this Agreement in excess of
                                            $200,000

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                                            which is not terminable by the
                                            Company by notice of not more than
                                            60 days; and

                                    (xi)    a contract providing for
                                            indemnification of any person with
                                            respect to liabilities relating to
                                            any business sold by the Company or
                                            any sale by the Company of a
                                            substantial amount of assets outside
                                            the ordinary course of business;

provided, however, that no contract referred to above need be disclosed unless the Company currently has, or may in the future have, any rights or obligations thereunder.

                           (2) Each Company Contract is a valid, binding and
enforceable obligation of the Company and, to the Company's knowledge, of each other party thereto, except as the foregoing may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and general equitable principles and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The Company has performed all material obligations required to be performed by it to date under the Company Contracts and the Company is not (with or without the lapse of time or the giving of notice, or both) in material breach or default thereunder and, to the knowledge of the Company, no other party to any of the Company Contracts is (with or without the lapse of time or the giving of notice, or both) in material breach or default thereunder. As of the date of this Agreement, the Company has not received notice of the intention of any party to terminate any Company Contract. Complete and correct copies of the Company Contracts, together with all modifications and amendments thereto, have been delivered to or made available for inspection by Purchaser.

                  3.16 Compliance. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its business as currently conducted and has all material permits and licenses ("Permits") required thereby. The Company has not received any written notice from a Governmental Entity that (1) alleges that the Company is not in compliance in any material respect with any applicable laws or (2) any investigation or review by any Governmental Entity with respect to any of the Company's assets or business is pending or that any such investigation or review is contemplated. The Permits are validly held by the Company and the Company has complied in all material respects with all terms and conditions thereof. The Company has not received notice of any proceedings relating to the revocation or modification of any Permit. To the Company's knowledge, none of the Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement.

                  3.17 Absence of Changes. Since the Balance Sheet Date, there has been no material adverse change in the business, assets or financial condition of the Company, other than changes occurring in the ordinary course of business.

                  3.18 Insurance. The Company currently maintains the policies of insurance with respect to its business which are set forth on Exhibit A. All such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation

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or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

                  3.19     Benefit Plans.

                           (1) Exhibit A lists each "employee pension benefit
plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by the Company for the benefit of any officers or employees of the business or "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), bonus, stock option, stock purchase, deferred compensation plans or arrangements and other employee fringe benefit plans maintained, or contributed to, by the Company or any of its affiliates for the benefit of any officers or employees of the business.

                           (2) Each "employee pension benefit plan" has been
operated in accordance with applicable law (including ERISA and the Code), the plan documents and collective bargaining agreements, if any, except as would not have a Company Material Adverse Effect. There are no material undisclosed liabilities in respect of any "employee pension benefit plans."

                           (3) No employee or former employee of the business
will become entitled to any bonus, retirement, severance, job security or similar benefit or any enhanced benefit solely as a result of the transactions contemplated by this Agreement.

                  3.20 Labor Matters. The Company is not the subject of any suit, action or proceeding which is pending or, to the knowledge of the Company, threatened with respect to the business or operations of the Company, asserting that the Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or applicable state statutes) or seeking to compel the Company to bargain with any labor organization as to terms and conditions of employment. No strike, lockout or other work stoppage or material labor dispute involving the Company is pending or, to the knowledge of the Company, threatened, and there is no current petition, proceeding or other similar activity involving any employees of the Company seeking to certify a collective bargaining unit or engaging in any other organizational activity. The Company is not a party to, or bound by, any collective bargaining agreement or other contract with labor union or labor organization relating to employees of the Company. The Company has complied in all material respects with all laws relating to wages, hours, collective bargaining and the payment of social security and similar Taxes, and no person has asserted that the Company is liable in any material amount for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing.

                  3.21 Books and Records. The books of account, stock record books and minute books and other corporate records of the Company, copies of which have been made available to the Purchaser, are in all material respects complete and correct and have been maintained in accordance with good business practices and the matters contained therein are accurately reflected, to the extent appropriate, on the Financial Statements.

                  3.22 Year 2000. Exhibit A-1 attached hereto sets forth a true and accurate description of the Company's Year 2000 compliance.

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                  3.23 Accounts Receivable. The accounts receivable reflected on the Company's Interim Balance Sheet have arisen from bona fide transactions and except for reserves reflected on the such Interim Balance Sheet or taken in the future in the ordinary course consistent with past practice, to the Company's knowledge, such accounts receivable constitute or will constitute valid claims of the Company. The Company is not aware of any events, facts or other circumstances that could reasonably result in a material adverse change in the amount of accounts receivable reflected on the Company's Interim Balance Sheet.

                  3.24 Disclosure. No representation or warranty of the Company contained in this Agreement, in any Ancillary Agreement or in the certificate to be delivered at the Closing pursuant to Section 6.2 of this Agreement contains any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

         4. Representations of the Purchaser. Except as disclosed by the Purchaser in Exhibit B hereto, the Purchaser hereby represents and warrants to the Company that the statements contained in this Section 4 are true, complete and correct as of the date of this Agreement.

                  4.1 Investment. The Purchaser is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Ancillary Agreements hereto, the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  4.2 Experience. The Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Purchaser has been furnished with and has had access to such information as the Purchaser considered necessary to make a determination as to the purchase of the Shares.

                  4.3 Organization and Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and the Ancillary Agreements and to carry out the transactions contemplated by this Agreement and the Ancillary Agreements.

                  4.4 Authority for Agreement; No Conflict. The execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and the Ancillary Agreements, when executed at the Closing, will be duly executed and delivered by the Purchaser and will constitute valid and binding obligations of the Purchaser enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting generally the enforcement of creditors'

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rights and general equitable principles and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution of and performance of the transactions contemplated by this Agreement and the Ancillary Agreements and compliance with their respective provisions by the Purchaser will not (a) conflict with or violate any provision of the Articles of Incorporation or By-laws of the Purchaser, (b) other than as may be required by the HSR Act, require on the part of the Purchaser any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Purchaser is a party or by which the Purchaser is bound or to which its assets are subject, (d) result in the imposition of any Security Interest upon any assets of the Purchaser or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or any of its properties or assets, other than any of the foregoing events listed in clause
(c), (d) or (e) of this Section 4.4 that would not have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement and the Ancillary Agreements (a "Purchaser Material Adverse Effect").

                  4.5 Governmental Consents. Except as may be required by the HSR Act, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement or the Ancillary Agreements, except such filings as shall have been made prior to and shall be effective on and as of the Closing, and except any filings that, if not made as required, would not have a Purchaser Material Adverse Effect.

                  4.6 Litigation. There is no action, suit or legal proceeding, or governmental inquiry or investigation, pending against the Purchaser or, to the Purchaser's knowledge, threatened against the Purchaser which questions the validity of this Agreement or the Ancillary Agreements or the right of the Purchaser to enter into this Agreement or the Ancillary Agreements, or which would have a Purchaser Material Adverse Effect.

                  4.7 Year 2000. Exhibit B-1 attached hereto sets forth a true and accurate description of CBS' Year 2000 compliance.

                  4.8 Legends. It is understood that the certificates evidencing the Shares will bear the following legend:

                           "These securities have not been registered under the
                  Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

         5.       Affirmative Covenants of the Company.

                  5.1 Financial Statements. The Company shall deliver to the
Purchaser:

                           (1) within 75 days after the end of each fiscal year
of the Company, a balance sheet of the Company as at the end of such year and statements of income and of cash flows of the Company for such year, including draft notes to such financial statements, reviewed by certified public accountants of established national reputation selected by the Company;

                           (2) within 90 days after the end of each fiscal year
of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year and the notes to such financial statements, certified by certified public accountants of established national reputation selected by the Company;

                           (3) within 30 days after the end of each month, an
unaudited balance sheet of the Company as at the end of such month and an unaudited statement of income of the Company as at the end of such month; and

                           (4) within 40 days after the end of each fiscal
quarter of the Company (other than the fourth quarter), an unaudited balance sheet of the Company as at the end of such quarter and the notes thereto (as required by Form 10-Q), and unaudited statements of income and of cash flows of the Company for such fiscal quarter and the notes thereto (as required by Form 10-Q) and for the current fiscal year to the end of such fiscal quarter, reviewed by certified public accountants of established national reputation selected by the Company.

                  5.2 Directors. The Company shall reimburse each director of the Company who is not an employee of the Company and who was elected as a director of the Company (a "CBS Director") at the designation of the Purchaser pursuant to the Stockholders' Agreement attached as Exhibit C ("Stockholders' Agreement") for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof in accordance with the Company's policies governing such matters. Except as otherwise set forth in this Section 5.2, a CBS Director shall not receive any compensation for serving on the Company's Board of Directors.

                  5.3 Pre-Closing Covenants. Except as expressly contemplated by this Agreement, during the period between the date of this Agreement and ending on the Closing Date or the earlier termination of this Agreement, without the prior written consent of the Purchaser, which consent will not be unreasonably withheld, the Company shall not:

                                    (i)     amend the certificate of
                                            incorporation or by-laws of the
                                            Company other than in connection
                                            with the transactions contemplated
                                            in Sections 5.3(ix)(x), 5.3(ix)(y)
                                            and 5.3(ix)(z);

                                    (ii)    incur or assume any liabilities,
                                            obligations, or indebtedness for
                                            borrowed money other than in the
                                            ordinary course of business.

                                    (iii)   acquire by merging or consolidating
                                            with, or by purchasing a material
                                            portion of the assets of, or by any
                                            other manner, any business or any
                                            corporation, partnership, joint
                                            stock company, limited liability
                                            company, association or other
                                            business organization or division
                                            thereof;

                                    (iv)    sell, lease or mortgage, pledge or
                                            otherwise dispose of, or grant
                                            preferential rights to, any of its
                                            assets (other than Proprietary
                                            Rights) in any single transaction
                                            for payment in excess of $250,000 or
                                            in the aggregate, for payment in
                                            excess of $500,000, which are
                                            material, individually or in the
                                            aggregate, to the business taken as
                                            a whole;

                                    (v)     sell, assign, license or transfer
                                            any Proprietary Rights, other than
                                            in the ordinary course of business
                                            in connection with the sale,
                                            license, or other distribution of
                                            products or services of the
                                            business;

                                    (vi)    enter into any equity joint venture
                                            or partnership;

                                    (vii)   permit any material Proprietary
                                            Rights to lapse;

                                    (viii)  declare or pay any dividends or make
                                            any distributions on the Company's
                                            capital stock other than in
                                            connection with the Company's
                                            initial public offering;

                                    (ix)    issue any stock, bonds or other
                                            corporate securities or grant any
                                            option or issue any warrant to
                                            purchase or subscribe for any such
                                            securities or issue any securities
                                            other than (x) in connection with
                                            the Company's initial public
                                            offering, (y) pursuant to an option
                                            plan approved by the Board of
                                            Directors or (z) in connection with
                                            the issuance of no more than ten
                                            percent (10%) of the issued and
                                            outstanding capital stock of the
                                            Company (assuming the conversion and
                                            exercise of all outstanding options,
                                            warrants and convertible securities
                                            of the Company and as adjusted for
                                            any stock splits, subdivisions,
                                            combinations, stock dividends or
                                            other recapitalization of the Common
                                            Stock) as of the date of such
                                            issuance pursuant to no more than
                                            two (2) strategic or partnering
                                            transactions; or

                                    (x)     agree, whether in writing or
                                            otherwise, to do any of the
                                            foregoing.

         6.       Conditions to Closing.

                  6.1 Conditions to Each Party's Obligation. The obligation of Purchaser to purchase the Shares and the obligation of Company to sell and issue the Shares, shall be subject to the satisfaction prior to the Closing of the following conditions:

                           (1) HSR Act Waiting Period. Any waiting period (and
any extension thereof) under the HSR Act applicable to any of the transactions contemplated hereby shall have expired or been earlier terminated.

                           (2) No Injunctions or Restraints. No temporary
restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing or materially restricting or altering the consummation of the transactions contemplated by this Agreement shall be in effect; provided, however, that the provisions of this Section 6.1(2) shall not be available to any party that has directly or indirectly solicited or encouraged any such order, injunction or other restraint or prohibition.

                           (3) Government Action. There shall not be any pending
action by or before any governmental authority challenging or seeking to restrain or prohibit or materially alter the consummation of the transactions contemplated by this Agreement in any material respect or seeking to obtain any damages from Purchaser or the Company in connection with the transactions contemplated by this Agreement; provided, however, that the provisions of this
Section 6.1(3) shall not be available to any party that has directly or indirectly solicited or encouraged any such action.

                  6.2 Additional Conditions to Purchaser's Obligations. The obligations of Purchaser to purchase the Shares at the Closing are subject to the fulfillment to its satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by Purchaser in its sole discretion:

                           (1) Representations and Warranties Correct;
Performance of Obligations.

                                    (i)     The representations and warranties
                                            of the Company set forth in Section
                                            3 shall be true and correct in all
                                            respects as of the Closing Date as
                                            though made as of the Closing Date
                                            (other than those made as of a
                                            particular date, which shall be true
                                            and correct in all respects as of
                                            such date), except in each case for
                                            such failures of representations and
                                            warranties to be true and correct
                                            (i) as the result of changes
                                            expressly contemplated by this
                                            Agreement, and (ii) that would not
                                            have a Company Material Adverse
                                            Effect (it being agreed that the
                                            clause (ii) shall be inapplicable to
                                            any portion of a representation and
                                            warranty which already contains a
                                            Company Material Adverse Effect or
                                            other materiality qualification or,
                                            if an entire representation and
                                            warranty is so qualified, to all of
                                            such representation and warranty),
                                            and the Purchaser shall have
                                            received a
                                            certificate signed by an authorized
                                            officer of the Company attesting to
                                            the foregoing. The Company shall
                                            have performed or complied in all
                                            material respects with all
                                            obligations and conditions herein
                                            required to be performed or observed
                                            by it.

                                    (ii)    Consents and Waivers. The Company
                                            shall have obtained in a timely
                                            fashion any and all consents,
                                            permits and waivers necessary for
                                            consummation of the transactions
                                            contemplated by this Agreement,
                                            other than any which if not obtained
                                            or effected would not have a Company
                                            Material Adverse Effect.

                                    (iii)   Ancillary Agreements

                                            (a) The Stockholders' Agreement
                                                shall have been executed and
                                                delivered by each of the parties
                                                thereto other than the
                                                Purchaser.

                                            (b) The Advertising and Promotion
                                                Agreement attached hereto as
                                                Exhibit D shall have been
                                                executed and delivered by each
                                                of the parties thereto other
                                                than the Purchaser (the
                                                "Advertising and Promotion
                                                Agreement").

                                            (c) The Trademark and Content
                                                Agreement attached hereto as
                                                Exhibit E shall have been
                                                executed and delivered by each
                                                of the parties thereto other
                                                than the Purchaser (the
                                                "Trademark and Content
                                                Agreement").

                                            (d) The Registration Rights
                                                Agreement attached hereto as
                                                Exhibit F shall have been
                                                executed and delivered by each
                                                of the parties thereto other
                                                than the Purchaser.

                                    (iv)    Certificates and Documents. The
                                            Company shall have delivered to the
                                            Purchaser:

                                            (a) the Certificate of Incorporation
                                                of the Company, as amended and
                                                in effect as of the Closing
                                                Date, certified as of a recent
                                                date by the Secretary of State
                                                of the State of Delaware;

                                            (b) certificates, as of a recent
                                                date, as to the corporate good
                                                standing of the Company issued
                                                by the Secretary of State of the
                                                State of Delaware;

                                            (c) by-laws of the Company,
                                                certified by its Secretary or
                                                Assistant Secretary as of the
                                                Closing Date; and

                                            (d) copies of the resolutions of the
                                                Company's Board of Directors
                                                authorizing the transactions
                                                contemplated by this Agreement,
                                                certified by its Secretary or
                                                Assistant Secretary as of the
                                                Closing Date.

                                    (v)     Opinion of Counsel. Purchaser shall
                                            have received an opinion from the
                                            Company's counsel in form and
                                            substance acceptable to Purchaser.

                                    (vi)    Stockholders' Agreement. Each of the
                                            stockholders identified on Exhibit G
                                            attached hereto shall have agreed in
                                            writing to be bound by the
                                            applicable terms and conditions of
                                            the Stockholders' Agreement.

                  6.3 Additional Conditions to the Company's Obligations. The obligations of the Company to sell and issue the Shares at the Closing are subject to the fulfillment to its satisfaction on or prior to the Closing Date, of the following conditions, any of which may be waived by the Company in its sole discretion:

                           (1) Representations and Warranties Correct. The
representations and warranties of Purchaser set forth in Section 4 shall be true and correct in all respects as of the Closing Date as though made as of the Closing Date (other than those made as of a particular date, which shall be true and correct in all respects as of such date), except in each case for such failures of representations and warranties to be true and correct (i) as the result of changes expressly contemplated by this Agreement, and (ii) that would not have a Purchaser Material Adverse Effect (it being agreed that the clause
(ii) shall be inapplicable to any portion of a representation and warranty which already contains a Purchaser Material Adverse Effect or other materiality qualification or, if an entire representation and warranty is so qualified, to all of such representation and warranty), and the Company shall have received a certificate signed by an authorized officer of the Purchaser attesting to the foregoing. The Purchaser shall have performed or complied in all material respects with all obligations and conditions herein required to be performed or observed by it.

                           (2)      Ancillary Agreements.

                                    (i)     The Stockholders' Agreement shall
                                            have been executed and delivered by
                                            the Purchaser.

                                    (ii)    The Advertising and Promotion
                                            Agreement shall have been executed
                                            and delivered by the Purchaser.

                                    (iii)   The Trademark and Content Agreement
                                            shall have been executed and
                                            delivered by the Purchaser.

                           (3) Opinion of Counsel. The Company shall have
received an opinion from Purchaser's counsel in form and substance acceptable to Company.

                           (4) Lock-up Agreement. The Purchaser shall have
executed and delivered a lock-up agreement in substantially the form attached hereto as Exhibit H.

         7.       Indemnification.

                  7.1 Indemnification by Company. The Company shall indemnify Purchaser and its affiliates and their respective officers, directors, employees, agents and representatives against, and hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) ("Losses"), actually incurred by them, as incurred (payable promptly upon written request), arising from, in connection with or otherwise with respect to:

                           (1) any breach of any representation or warranty of
the Company contained in this Agreement, in any Ancillary Agreement (other than the Advertising and Promotion Agreement and the Trademark and Content Agreement) or in the closing certificate delivered at the Closing pursuant to Section 6.2(1); and

                           (2) any breach of any covenant of the Company
contained in this Agreement or in any Ancillary Agreement (other than the Advertising and Promotion Agreement and the Trademark and Content Agreement).

                  7.2 Indemnification by Purchaser. Purchaser shall indemnify the Company and its officers, directors, employees, agents and representatives against, and hold them harmless from, any Losses, actually incurred by them, as incurred (payable promptly upon written request), arising from, in connection with or otherwise with respect to:

                           (1) any breach of any representation or warranty of
Purchaser contained in this Agreement, in any Ancillary Agreement (other than the Advertising and Promotion Agreement and the License Agreement) or in the closing certificate delivered at the Closing pursuant to Section 6.3; and

                           (2) any breach of any covenant of Purchaser contained
in this Agreement or in any Ancillary Agreement (other than the Advertising and Promotion Agreement and the Trademark and Content Agreement).

                  7.3 Calculation of Losses. The amount of any Loss for which indemnification is provided under this Section 7 shall be calculated net of any amounts actually recovered by the indemnified party under insurance policies with respect to such Loss and shall be (i) increased to take account of any net tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such tax cost or tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss.

                  7.4 Termination of Indemnification. The obligations to indemnify and hold harmless any party, pursuant to Sections 7.1(1) or 7.2(1), shall terminate nine months after the Closing Date; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before such date, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) pursuant to
Section 7.5 to the party to be providing the indemnification.

                  7.5      Procedures.

                           (1) In order for a party (the "indemnified party"),
to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing of the Third Party Claim promptly following receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, promptly following the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim and not also addressed to the indemnifying party.

                           (2) If a Third Party Claim is made against an
indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party; provided, however, that such counsel is not reasonably objected to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the reasonable fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof. If the indemnifying party chooses to defend or prosecute a Third Party Claim, all the indemnified parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnified party completely in connection with such Third Party Claim and that would not otherwise adversely affect the indemnified party. Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party that the indemnified party reasonably determines, after conferring with its outside counsel, would reasonably be expected to have a material adverse effect on the assets, business, financial condition or results of operations of the indemnified party and cannot be separated from any related claim for money damages; provided, however, that the indemnifying party will not be bound by any determination in such Third Party Claim so defended by the indemnified party, or any compromise or settlement effected without its consent. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages. It is understood that the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm for all indemnified parties.

                           (3) Other Claims. In the event any indemnified party
has a claim against any indemnifying party under Section 7.1 or 7.2 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party under Section 7.1 or 7.2, except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. If the indemnifying party does not notify the indemnified party within 30 calendar days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under Section 7.1 or 7.2, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under Section 7.1 or 7.2 and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute.

                           (4) Payment of Amounts Due. Notwithstanding any other
provision in this Agreement to the contrary, all or part of any claim by an indemnified party to recover Losses under Section 7.1 against the Company may be settled by the Company by the issuance or transfer by an indemnified party of securities of the Company having a fair market value (as agreed to in good faith by the parties involved) equal to the portion of such claim to be so satisfied.

                  7.6 Survival of Representations. The representations and warranties contained in this Agreement, in any Ancillary Agreement (other than the Advertising and Promotion Agreement and the Trademark and Content Agreement, which shall survive in accordance with their terms) and in the closing certificates delivered at the closing pursuant to Sections 6.2 and 6.3 shall survive the Closing and shall terminate at the close of business nine months following the Closing Date.

                  7.7      Limitations.

                           (1) Except with respect to claims based on actual
fraud, from and after the Closing, the rights of the indemnified parties under this Section 7 shall be the sole and exclusive remedies of the indemnified parties and their respective affiliates with respect to claims resulting from or relating to any actual or alleged breach of representation or warranty or failure to perform any covenant contained in this Agreement or otherwise relating to the transactions that are the subject of this Agreement. Without limiting the generality of the foregoing, in no event shall the Company or the Purchaser, their successors or permitted assigns, be entitled to claim or seek rescission of the transactions consummated under this Agreement.

                           (2) IN NO EVENT SHALL ANY INDEMNIFYING PARTY BE
RESPONSIBLE AND LIABLE FOR ANY LOSSES OR OTHER AMOUNTS THAT ARE CONSEQUENTIAL, INCIDENTAL, IN THE NATURE OF LOST PROFITS, DIMINUTION IN VALUE, DAMAGE TO REPUTATION OR THE LIKE, SPECIAL OR PUNITIVE OR OTHERWISE NOT ACTUAL LOSSES.

                           (3) Notwithstanding anything to the contrary set
forth herein, the Company shall not be obligated to provide any indemnification for Losses hereunder to the extent that the cumulative amounts paid by the Company in respect of any such Losses exceeds $150,000,000.

         8.       Termination.

                  8.1 Termination of Agreement. The parties may terminate this Agreement prior to the Closing as provided below:

                           (1) the parties may terminate this Agreement by
mutual written consent;

                           (2) the Purchaser may terminate this Agreement by
giving written notice to the Company if the Closing shall not have occurred on or before the 60th day after the date of this Agreement by reason of the failure of any condition precedent under Sections 6.1 or 6.2 hereof (unless the failure results primarily from a breach by the Purchaser of any representation, warranty or covenant contained in this Agreement); and

                           (3) the Company may terminate this Agreement by
giving written notice to the Purchaser if the Closing shall not have occurred on or before the 60th day after the date of this Agreement by reason of the failure of any condition precedent under Sections 6.1 or 6.3 hereof (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement).

                  8.2      Effect of Termination.

                           (1) If any party terminates this Agreement pursuant
to Section 8.1, all obligations of the parties hereunder shall terminate without any liability of any party to the other parties.

         9.       Miscellaneous.

                  9.1 HSR Act Filings. Each of the parties shall promptly file (or cause to be filed) any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, shall use commercially reasonable efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable; provided, however, that no party shall be required to divest any of their respective businesses or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a material adverse effect on such party's business, assets or financial condition.

                  9.2 Confidentiality. The Purchaser agrees that it will keep confidential and will not disclose, divulge or use for any purpose other than to monitor its investment in the Company any confidential, proprietary or secret information which the Purchaser obtained pursuant to the Nondisclosure Agreement, may obtain from the Company pursuant to financial statements and other materials submitted by the Company to the Purchaser pursuant to this Agreement, or pursuant to any rights granted hereunder or under the Ancillary Agreements ("Confidential Information"), unless such Confidential Information
(I) is already known or becomes known to the Purchaser by means of a source other than the Company, which source, to the knowledge of the Purchaser, is not subject to a confidentiality obligation; or (II) is or becomes publicly known through no wrongful act of the Purchaser, including, without limitation, a breach of this Section 9.2; or (III) is rightfully received from a third party without restriction and without breach of this Agreement; or (IV) is independently developed by the Purchaser; or (V) is approved for release by prior written authorization of the Company; or (VI) is disclosed pursuant to a court order or the order of a Government Entity, provided that prior written notice of such disclosure is delivered to the Company and reasonable measures are taken to avoid and/or minimize the extent of such disclosure; provided, however, that the Purchaser may disclose Confidential Information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, or (ii) as may otherwise be required by law, provided that the Purchaser takes reasonable steps to minimize the extent of any such required disclosure.

                  9.3 Expenses. Each party shall pay its own fees and expenses in connection with the preparation and evaluation of this Agreement and the other agreements contemplated hereby and the closing of the transactions contemplated hereby and thereby.

                  9.4 Brokers. The Company and the Purchaser will indemnify and save each other harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any agreement, statement or representation alleged to have been made by such indemnifying party.

                  9.5 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  9.6 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each party shall be entitled to specific performance of the agreements and obligations hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

                  9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

                  9.8 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

         If to the Company, at Medscape, Inc., 134 West 29th Street, New York, NY 10001, Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the other party, with a copy to Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, NY 10019,
Attention: Alexander D. Lynch and Patterson, Belknap, Webb & Tyler LLP, 1133 Avenue of the Americas, New York, NY 10036-6710, Attention: John P. Schmitt, Esq.

         If to the Purchaser, at CBS Corporation, 51 West 52nd Street, New York, NY 10019, Attention: Chief Financial Officer, or at such other address or addresses as may have been furnished in writing by the Purchaser to the other parties, with a copy to CBS Corporation, 51 West 52nd Street, New York, NY 10019, Attention: General Counsel.

         Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

                  9.9 Complete Agreement. This Agreement (including its Exhibits) and the Ancillary Agreements constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

                  9.10 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of each of the parties to this Agreement. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

                  9.11 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

                  9.12 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

                  9.13 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

                  9.14 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign its respective rights or obligations, in whole or in part, under this Agreement without the prior written consent of the other party hereto. Any attempt to assign this Agreement without such consent shall be void and of no effect. Notwithstanding the foregoing, a party hereto may assign this Agreement or any of its rights and obligations hereunder to any entity controlling, controlled by or under common control with such party, or to any entity that acquires such party by purchase of stock or by merger or otherwise, or by obtaining substantially all of such party's assets (a "Permitted Assignee"), provided that (i) no such assignment will relieve the assigning party of its obligations under this Agreement, (ii) with respect to assignments effected by the Company, no such Permitted Assignee (or any division thereof) is a CBS Competitor (as defined in the Advertising and Promotion Agreement) and (iii) such Permitted Assignee shall agree in writing to be bound by the terms and conditions hereof.

                  9.15Non-Forfeiture. The Company agrees that under no circumstances are the Shares issued to the Purchaser hereunder returnable to the Company or subject to forfeiture. The Company covenants not to seek the return of the Shares in any proceeding between the Purchaser, its successors and assigns and the Company, its successors and assigns.



                         [signatures on following page]

         Executed as of the date first written above.

                                             MEDSCAPE, INC.


                                             By: /s/ Paul T. Sheils
                                                      Name: Paul T. Sheils
                                                      Title: President & CEO



                                             CBS CORPORATION



                                             By: /s/ Frederic Reynolds
                                                      Name: Frederic Reynolds
                                                      Title: Executive Vice
                                                             President













               (signature page to common stock purchase agreement)